UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2020

Aravive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36361	26-4106690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

(Address of principal executive offices)

(936) 355-1910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 4, 2020, Aravive, Inc., a Delaware corporation, (the “Company”), entered into an equity distribution agreement (the “Equity Distribution Agreement”) with Piper Sandler & Co. (“Piper Sandler”) and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) to sell shares of the Company’s common stock, par value $0.0001 per share, from time to time, through an “at the market offering” program having an aggregate offering price of up to $60,000,000 through which Piper Sandler and Cantor Fitzgerald will act as sales agents (the “Sales Agents”). The issuance and sale, if any, of common stock by the Company under the Equity Distribution Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3 (File No. 333-248612), filed with the Securities and Exchange Commission on September 4, 2020. The Company makes no assurances as to if or whether the registration statement will become effective or, if it does become effective, as to the continued effectiveness of the registration statement.

Under the Equity Distribution Agreement, the Company will set the parameters for the sale of shares of common stock, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Equity Distribution Agreement, the Sales Agents may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Stock Market LLC or on any other existing trading market for the common stock. In addition, with the Company’s prior written approval, the Sales Agents may also sell shares by any other method permitted by law, including in negotiated transactions.

The Sales Agents will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market LLC. The Equity Distribution Agreement may be terminated by the Company upon written notice to the Sales Agents for any reason or by the Sales Agents upon written notice to the Company for any reason or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

The Equity Distribution Agreement provides that the Sales Agents will be entitled to compensation for their services in acting as agent and/or principal in the sale of the common stock. The Sales Agents will be entitled to compensation in an amount up to 3.0% of the gross sales price of all common stock sold through the Sales Agents as agent under the Equity Distribution Agreement. However, in the event a Sales Agent acts as principal in the sale of common stock under the Equity Distribution Agreement, such rate of compensation will not apply, but in no event will the total compensation of a Sales Agent, when combined with the reimbursement of such Sales Agent for the out-of-pocket fees and disbursements of its legal counsel as described below, exceed 8.0% of the gross proceeds received from the sale of the common stock. The Company have also agreed to reimburse a portion of Piper Sandler’s and Cantor Fitzgerald’s expenses, including legal fees, in connection with this offering up to a maximum of $100,000.

The Company has no obligation to sell any shares under the Equity Distribution Agreement and may at any time suspend solicitation and offers under the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agents, other obligations of the parties and termination provisions.

The foregoing description of the Equity Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K.

Exhibit Number	Exhibit Description
1.1

Equity Distribution Agreement, dated as of September 4, 2020, by and among Aravive, Inc., Piper Sandler & Co. and Cantor Fitzgerald & Co. (Incorporated herein by reference to Exhibit Number 1.1 to the Company’s registration statement on Form S-3 (File No. 333-248612), as filed with the Securities and Exchange Commission on September 4, 2020)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2020	ARAVIVE, INC. (Registrant)
By: /s/ Vinay Shah
	Name:	Vinay Shah
	Title:	Chief Financial Officer